===============================================================================
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                          PRIVATE MEDIA GROUP, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                                                     Preliminary Proxy Materials
                                                     ---------------------------



                                                                    May 30, 2000


Dear Fellow Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders to be held on Friday, June 16, 2000, at 10:00 a.m. at Hotel Novotel, Plaza Xavier, s/n, 08190 Sant Cugat, Barcelona, Spain.

     The Notice of Annual Meeting and Proxy Statement which follow describe the business to be conducted at the meeting.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, I urge you to promptly complete, sign, date and return the enclosed proxy card in the envelope provided.

     Your vote is very important, and we will appreciate a prompt return of your signed Proxy card. We hope to see you at the meeting.

                            Cordially,



                            Berth H. Milton
                            Chairman of the Board, President
                            and Chief Executive Officer

                           PRIVATE MEDIA GROUP, INC.

                               _________________

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD FRIDAY, JUNE 16, 2000

To the Shareholders of PRIVATE MEDIA GROUP, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Private Media Group, Inc. (the "Company") will be held on Friday, June 16, 2000, at 10:00 a.m. at Hotel Novotel, Plaza Xavier, s/n, 08190 Sant Cugat, Barcelona, Spain, for the following purposes:

     1. To elect four (4) directors to hold office until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified;

     2. To approve an amendment to the Company's Articles of Incorporation increasing the number of authorized shares of its Common Stock; and

     3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only shareholders of record at the close of business on May 22, 2000 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

                             By Order of the Board of Directors



                             Alfredo M. Villa
                             Corporate Secretary

May 30, 2000



     All shareholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, PLEASE COMPLETE AND SIGN THE
ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.   The giving of
your Proxy will not affect your right to vote in person should you later decide to attend the meeting.

                           PRIVATE MEDIA GROUP, INC.
                        Carrettera de Rubi 22-26, 08190
                    Sant Cugat del Valles, Barcelona, Spain
                           Telephone 34-93-590-7070

                                PROXY STATEMENT

General Information

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Private Media Group, Inc. (the "Company" or "Private") for the Annual Meeting of Shareholders to be held on June 16, 2000 (the "Annual Meeting") and any postponements or adjournments thereof. Any shareholder giving a Proxy may revoke it before or at the meeting by providing a proxy bearing a later date or by attending the meeting and expressing a desire to vote in person. All proxies will be voted as directed by the shareholder on the Proxy card; and, if no choice is specified, they will be voted (1) "FOR" the four directors nominated by the Board of Directors, (2) "FOR" the adoption of the proposal authorizing an amendment to the Company's Articles of Incorporation increasing the number of authorized shares of Common Stock, and in the discretion of the persons acting as Proxies, for any other matters.

     Your cooperation in promptly returning the enclosed Proxy will reduce the Company's expenses and enable its management and employees to continue their normal duties for your benefit with minimum interruption for follow-up proxy solicitation.

     Only shareholders of record at the close of business on May 22, 2000, are entitled to receive notice of and to vote at the meeting. On that date, the Company had outstanding ____________ shares of Common Stock. The shares of Common Stock vote as a single class. Holders of shares of Common Stock on the record date are entitled to one vote for each share held. The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business.

     A plurality of votes by the holders of the Common Stock is required for the election of directors, while the affirmative vote of a majority of the outstanding shares of Common Stock is necessary to adopt the proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock. In accordance with Nevada law, abstentions and "broker non-votes" (i.e. proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the matter as to which the non-vote is indicated and will, therefore, have no legal effect on the vote on such matter.

     This Proxy Statement and the accompanying Notice of Annual Meeting and form of Proxy are being mailed or delivered to shareholders on or about May 30, 2000.

     In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitations of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting. The persons named as proxies will vote in favor of such adjournment or adjournments.

     The cost of preparing, assembling, printing, and mailing the materials, the Notice and the enclosed form of Proxy, as well as the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. The Company will request banks, brokers, dealers, and voting trustees or other nominees to forward solicitation materials to their customers who are beneficial owners of shares, and will reimburse them for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of Proxies by mail may be supplemented by telephone, telegram, personal solicitation or other means by officers and other regular employees or agents of the Company, but no additional compensation will be paid to such individuals on account of such activities.

     All of the information in this Proxy Statement does not give effect to the Company's three for one stock dividend for shareholders of record on May 30, 2000, which is being distributed to shareholders on June 9, 2000.


PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT AT AN EARLY DATE IN THE ENCLOSED POSTAGE PREPAID RETURN ENVELOPE SO THAT, IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING, YOUR SHARES MAY BE VOTED.

                                PROPOSAL NO. 1

                    ELECTION OF FOUR NOMINEES FOR DIRECTOR


Nominees and Voting

     The Bylaws of the Company authorize a Board of Directors of between three and nine directors. The Company has currently fixed the number of directors at four. Consequently, at the Annual Meeting four directors will be elected to serve until the next Annual Meeting and until their successors are elected and qualified. Proxies may not be voted for more than four persons. The Company has nominated for election as directors the four persons named below. Each of these nominees has indicated that they are able and willing to serve as directors.

     Under Nevada law and the Company's Articles of Incorporation, shareholders of record on the record date will be entitled to one vote for each share held when voting for directors.

     Unless otherwise instructed, the Company's Proxy holders intend to vote the shares of Common Stock represented by the Proxies in favor of the election of these nominees. If for any reason any of these nominees will be unable or unwilling to serve, the shares represented by the enclosed Proxy will be voted for the election of the balance of those named and such other person or persons as the board of Directors may recommend. The Board of Directors has no reason to believe that any such nominee will be unable or unwilling to serve.
Directors are elected by a plurality of the votes cast.

     The Company's nominees and directors are listed below, together with their ages, offices with the Company and year in which each became a director of the Company.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE ELECTION OF THE FOUR NOMINEES FOR DIRECTOR.



Name                      Age         Position                       Director Since
----                      ---         --------                       --------------

Berth H. Milton            43         Chairman of the Board,             1998
                                      Chief Executive Officer

Alfredo M. Villa           37         Director, Secretary                1996

Bo Rodebrant               45         Director                           1998

Robert L. Tremont          54         Director                           1998


Business Experience of Directors and Nominees During the Past Five Years

     Berth H. Milton was appointed to the Board of Directors in February 1998 in conjunction with the beginning of the final phase of due diligence process related to the acquisition of the Milcap Group by the Company in June 1998, and was the Corporate Secretary from June 1998 until February 1999. In February 1999 Mr. Milton was appointed Chairman of the Board and Chief Executive Officer of Private. Mr. Milton is one of the most well known and reputable figures in the industry, has been Administrator of MMG since its inception and has been acting as an advisor to the Milcap Group since 1991. Mr. Milton is also active in several international industry and real estate projects and developments

     Alfredo M. Villa has been a Director of the Company since December 1996, and served as the Company's President and CEO from December 1996 until February 1999. Mr. Villa holds a masters degree in economics from the University of Geneva, Switzerland and attended Bocconi University in Milan, Italy. He has over 13 years of experience with the Swiss banking industry. Mr. Villa is currently Chairman and CEO of SCF Societa di Consulenza Finanziaria S.A., a Swiss corporation specializing in asset management, mergers, acquisitions, and investment banking, where he has served since 1994. Prior to that Mr. Villa was an asset manager with several other European financial institutions. In addition, Mr. Villa was Chairman of the Board of Alma Grafiche Srl, of Milan, Italy, a leader in the high quality printing of books and magazines from 1995 until February 1998.

     Bo Rodebrant was appointed as a Director of the Company in August 1998. Mr. Rodebrant has operated his own accountancy and management consulting services, R&S Ekonomiservice, since 1986. Prior thereto he co-founded an ice cream business, Hemglass, which was the largest of its kind in Stockholm, Sweden. The business was sold by Mr. Rodebrant in 1986. Mr. Rodebrant holds a degree in construction engineering which he received in 1974.

     Robert L. Tremont was appointed to the Board of Directors in September 1998. Since 1980 Mr. Tremont has owned and operated a number of businesses in the adult entertainment industry. Mr. Tremont is a principal in Sundance Associates and Private Collection International, Inc., which companies are exclusive distributors for most of the Company's products in the United States
and Mexico.   He has also been active in political and lobbying activities for the adult entertainment industry, serving for several years as President of the Free Speech Coalition. Mr. Tremont received a Bachelors of Arts degree from the University of Minnesota and a Masters of Arts degree from the University of the Americas in Mexico City.


Committees of the Board of Directors and Meetings

     The Board of Directors currently has three committees: (i) an Audit Committee, (ii) a Compensation Committee, and (iii) an Executive Committee.

     The Audit Committee is currently comprised of Mr. Villa, Johan Gillborg, the Company's Chief Financial Officer, and Javier Sanchez. The Audit Committee reviews and recommends to the Board, as it deems necessary, the internal accounting and financial controls for the Company and the accounting principles and auditing practices and procedures to be employed in preparation and review of financial statements of the Company. The Audit Committee makes recommendations to the Board concerning the engagement of independent public accountants and the scope of the audit to be undertaken by such accountants. The Audit Committee met one time during 1999.

     The Compensation Committee is currently comprised of Messrs. Villa, Milton and Sanchez. The Compensation Committee reviews and, as it deems appropriate, recommends to the Board policies, practices and procedures relating to the compensation of the officers and other managerial employees and the establishment and administration of employee benefit plans. It exercises all authority under any employee stock option plans of the Company as the Committee therein specified, unless the Board resolution appoints any other committee to exercise such authority, and advises and consults with the officers of the Company as may be requested regarding managerial personnel policies. The Compensation Committee also has such additional powers as may be conferred upon it from time to time by the Board. The Compensation Committee met __ during 1999.

     The Executive Committee is comprised of Messrs. Milton, Kull and Sanchez. The Executive Committee is authorized, subject to certain limitations, to exercise all of the powers of the Board of Directors during periods between Board meetings. The Executive Committee met two times during 1999.

     The Company's Board of Directors met four times during 1999 (including actions by unanimous written consent). No director attended less than 75% of the aggregate of all meetings of the Board of Directors and all Committees on which he served.

Compensation of Directors

     None of the Company's directors received any compensation during the most recent fiscal year for serving in their position as a director. No plans have been adopted to compensate directors in the future. However, in 1999 the Company adopted the 1999 Employee Stock Option Plan which authorizes stock options to be issued to directors.

     The Company's Board of Directors may in the future, at its discretion, compensate directors for attending Board and Committee meetings and reimburse the directors for out-of-pocket expenses incurred in connection with attending such meetings.

                                  MANAGEMENT

     Listed below are key employees of the Company who are not directors or nominees.

     Claes Henrik Marten Kull, age 34, joined the Milcap Group in 1992 as a sales manager, and has been Milcap Group's Marketing Manager since 1993, and was appointed Chief Marketing Officer of Private Media Group, Inc. in August 1998, with his main responsibilities being to identify and open up new markets and negotiate with distributors. Since he began working for the Milcap Group in 1992, approximately 25 new countries have been opened up. From 1991 to 1992 he operated his own business (his business partner was Johan Gillborg) which acted as a sub-contracted sales force for Securitas Direct of Sweden, which is one of Sweden's largest companies. From 1988 to 1991 he managed a private import and trading corporation, which became the start of his career as an entrepreneur and sales professional.

     Javier Sanchez, age 37, was appointed as the Chief Operating Officer of Private Media Group, Inc. in August 1998, and has been the General Manager of MMG, member of the Board of MMG and Private France S.A., and minority shareholder of Milcap Media Group S.L. since its incorporation in 1991. He has been a member of the Board of Milcap Publishing Group AB since its incorporation in 1994 until 1997. From 1988 to 1991 he was the Operations Director of a mid-size printing company near Barcelona. From 1984 to 1987 he was the Production Manager of a major printing company in Barcelona.

     Johan Gillborg, age 37, was appointed as Chief Financial Officer of Private Media Group, Inc. in August 1998 and has been the Chairman and Managing Director of Milcap Publishing Group AB since 1994. Mr. Gillborg joined the group in 1992 as Marketing Consultant. From 1991 to 1992 he operated his own business which acted as sub-contracting sales force for Securitas Direct of Sweden (together with Mr. Kull). From 1988 to 1990, Mr. Gillborg served as General Manager in the hotel business in the United Kingdom and Portugal. Mr. Gillborg holds a Bachelor's Degree in Business Administration from Schiller International University in London.

     Alain Araw, age 33, was appointed as Finance Director of Milcap Media Group S.L. in September 1998. From 1996 to 1998 Mr. Araw served as the Project Finance Director for Jameson Parker & Co. Ltd., a private company engaged in the purchase and sale of real estate and providing financial consulting to the real estate industry. From 1994 to 1996 Mr. Araw was a Manager at the Structured Finance Department of HSBC Samuel Montagu & Co. Ltd., a British investment bank, where he was responsible for the origination of senior debt lending projects in the Spanish market, particularly in connection with leveraged acquisitions and management buyouts. From 1990 to 1994 Mr. Araw served as Assistant Manager and Manager for Capital & Management PLC, a British investment firm specializing in providing venture capital to private industrial companies. Mr. Araw received a Bachelor of Business Studies degree (with Honors) from the Dublin Business School, Dublin City University.

     No director or executive officer serves pursuant to any arrangement or understanding between him and any other person.

Executive Compensation

     The following table summarizes all compensation paid to the Company's Chief Executive Officer and to the Company's other most highly compensated executive officers other than the Chief Executive Officer whose total annual salary and bonus exceeded $100,000 (the "Named Executive Officers"), for services rendered in all capacities to the Company during the fiscal years ended December 31, 1999, 1998 and 1997. No other executive officer of the Company earned compensation in excess of $100,000 in each of these periods.

                           Summary Compensation Table


                                                                                 Long Term
                                                                               Compensation
                                                                                  Awards
                                                                             -----------------

Name and                                                                        Securities
Principal Position During            Fiscal        Annual Compensation          Underlying             All Other
Fiscal 1999                           Year              Salary($)               Options (#)         Compensation($)
-----------                         ---------   --------------------------   -----------------   ---------------------

   Berth H. Milton...............      1999              151,000                    ---                   ---
   President and CEO (1)               1998              144,000                    ---                   ---
                                       1997              145,500                    ---                   ---

   Javier Sanchez................      1999              150,262                    ---                   ---
   Chief Operating Officer, Private    1998              143,274                    ---                   ---
   Media Group, Inc., General          1997                4,000                    ---                   ---
   Manager, MMG.


------------------------------
  (1) Mr. Milton was appointed as the Company's CEO in February 1999.

Option Grants in the Last Fiscal Year

    The following table sets forth certain information at December 31, 1999, and for the year then ended, with respect to stock options granted to the individuals named in the Summary Compensation Table above. No options have been granted at an option price below the fair market value of the Common Stock on the date of grant.


                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                       % of Total
                                                       ----------
                                                        Options/
                                                        -------
                        Number of Securities             SARs
                       --------------------              ---
                             Underlying               Granted to
                             ----------               ----------
                            Options/SARs              Employees             Exercise or Base
                            ------------              ---------             ----------------
        Name                 Granted(#)             In Fiscal Year            Price($/Sh)        Expiration Date
        ----                 ---------              -------------             -----------        ---------------
Berth H. Milton               60,000                    6.0%                     12.50            March 2009
Javier Sanchez                60,000                    6.0%                     12.50            March 2009


    The following table summarizes certain information regarding the number and value of all options to purchase Common Stock of the Company held by the Chief Executive Officer and those other executive officers named in the Summary Compensation Table.


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                                          Value of
                                                                                                          -------
                                                                         Number of Securities           Unexercised
                                                                         --------------------           -----------
                                                                              Underlying                In-the-Money
                                                                              ----------                ------------
                                                                              Unexercised               Options/SARs
                                                                              -----------               ------------
                          Shares Acquired                                    Options/SARs          At Fiscal Year End($)*
                          ---------------                                    ------------          ----------------------
        Name               On Exercise(#)         Value Realized ($)      At Fiscal Year End     Exercisable/Unexercisable
        ----              ---------------         ------------------      ------------------     -------------------------
Berth H. Milton                  -                        -                   60,000                     $330,000
Javier Sanchez                   -                        -                   60,000                     $330,000


*Based on the closing price of the Company's Common Stock on the last day of the fiscal year ended December 31, 1999.

Certain Relationships

     No Director or executive officer of the Company is related to any other Director or executive officer. None of the Company's officers or Directors hold any directorships in any other public entity. There are currently two outside directors on the Company's Board of Directors.

Related Transactions

     The Company has a short-term loan to an entity controlled by Mr. Milton in the amount of SEK 4,946,000 and SEK 5,955,000 at December 31, 1998 and 1999, respectively. The loan bears interest at the rate of 10% per annum and has no maturity date.

     On March 31, 1998, two of the Company's wholly owned subsidiaries, together with Zebra Forvaltings AB, Sweden ("Zebra"), an affiliated company of Berth Milton, purchased all of the outstanding capital stock of Viladalt S.L., Spain ("Viladalt") from its shareholders, none of whom are related to the Company or Mr. Milton, for the sum of approximately $2,685,000. It was agreed that the Company's subsidiaries would own 69% of the Viladalt shares, Zebra would own 31% of the Viladalt shares, and that each party would be responsible for its proportionate share of the purchase price. To avoid the appearance of a conflict of interest Zebra has agreed to sell its interest in Viladalt to the Company at Zebra's cost when and if the Viladalt interest is sold by the Company. The principal asset of Viladalt is a country house in the Barcelona, Spain area known as Casa Retol de la Sarra. The Viladalt property was acquired by the Company as a real estate investment and is presently being utilized as a filming location for certain of the Company's upcoming releases.

     Milcap Publishing Group, a wholly owned subsidiary of the Company, is a party to an exclusive Distribution Agreement with Sundance Associates, Inc. ("Sundance") which has been in effect since 1995. Robert Tremont, a Director of the Company, is the sole shareholder of Sundance. Under the terms of the Distribution Agreement Milcap granted to Sundance the exclusive rights to distribute in the United States and Mexico specified products, including magazines, videos and digital media such as CD-ROM's and laser discs. Royalties are paid by Sundance to Milcap in accordance with an agreed royalty schedule. The Distribution Agreement automatically renews for successive one year terms and is cancelable by either party prior to the end of each one year term. During the 12 month periods ended December 31, 1998 and December 31, 1999 Sundance paid royalties to Milcap of $2,247,392 and $2,123,564 respectively.

     The foregoing transactions were approved by a majority of disinterested Directors and are believed to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties on an arms-length basis

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table presents certain information as of March 31, 2000, regarding the beneficial ownership of Common Stock by (i) each of the directors and Named Executive Officers of the Company individually, (ii) all persons known by the Company to be beneficial owners of five percent or more of the Common Stock, and (iii) all directors and executive officers of the Company as a group. Unless otherwise noted, the persons listed below have sole voting and investment power and beneficial ownership with respect to such shares.

                                        Number of Shares
Name and Address (1)                 Beneficially Owned (1)      Percent Beneficially Owned
--------------------                 ----------------------      --------------------------
Berth H. Milton (2)                          7,842,494                      53.7%

Senate Limited (3)
3 Bell Lane, Gibraltar                       1,675,000                      18.7%

Chiss Limited (4)
3 Bell Lane, Gibraltar                       1,400,000                      15.7%

Bajari Properties Limited (5)
7 Myrtle Street, Douglas, Isle of Man          625,000                       7.0%

Pressmore Licensing Limited
P.O. Box N-341, Nassau, Bahamas                625,000                       7.0%

Perrystone Trading Limited
P.O. Box 171, Providenciales, Turks & Caicos   625,000                       7.0%

Solidmark (Gibraltar) Ltd.
3 Bell Lane, Gibraltar                         625,000                       7.0%

Churchbury Limited
3 Bell Lane, Gibraltar                         625,000                       7.0%

Kingston Finance Ltd.
Wickhams Cay, Road Town, Tortola, BVI          625,000                       7.0%

Alfredo M. Villa (6)
Lugano, Switzerland                             15,000                       *

Marten Kull (7)                                132,500                       *

Johan Gillborg (8)                              92,500                       *

Javier Sanchez (9)                              70,000                       *

Robert L. Tremont (10)                           3,000                      *

Bo Rodebrant (11)                               40,750                      *

All Executive Officers and Directors
     as a group (12)                         8,196,244                    49.1%

__________________________
  * Denotes less than 1%

 (1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and includes generally voting power and/or investment power with respect to securities. Shares of Common Stock which may be acquired upon exercise or conversion of warrants or Preferred Stock which are currently exercisable or exercisable within 60 days of March 31, 2000, are deemed outstanding for computing the beneficial ownership percentage of the person holding such securities but are not deemed outstanding for computing the beneficial ownership percentage of any other person. Except as indicated by footnote, to the knowledge of the Company, the persons named in the table above have the sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

 (2) Includes 7,000,000 shares of Common Stock issuable upon conversion of 7,000,000 of the Company's $4.00 Series A Convertible Preferred Stock and 150,494 shares of Common Stock which have accrued as dividends on the Preferred Stock. Mr. Milton is indirectly the beneficial owner of the 7,000,000 $4.00 Series A Convertible Preferred Stock and 150,494 shares of Common Stock owned of record by Slingsby Enterprises Limited. Also includes (i) 625,000 shares of Common Stock owned by Bajari Properties Limited, of which Mr. Milton is the sole shareholder, (ii) 7,000 shares of Common Stock issuable upon exercise of Warrants owned by Mr. Milton, and
     (iii) 60,000 shares issuable upon exercise of Options issued under the Employee Stock Option Plan. His address is c/o the Company, Carrettera de Rubi 22-26, 08190 Sant Cugat del Valles, Barcelona, Spain.

 (3) Cornelia Strehl is the sole shareholder of Senate Limited and, therefore, may be deemed to be the beneficial owner of these shares.

 (4) Andrea Armas is the sole shareholder of Chiss Limited and, therefore, may be deemed to be the beneficial owner of these shares.

 (5) Berth Milton is the sole shareholder of Bajari Properties Limited. Therefore, these shares may be deemed to be beneficially owned by Mr. Milton and are also reflected as being beneficially owned by Mr. Milton, individually, in the above table.

 (6) Mr. Villa's address is Corso Elvezia 4, CH-6900 Lugano, Switzerland.

 (7) Includes 75,000 shares of Common Stock issuable upon exercise of Warrants owned by Mr. Kull and 57,500 shares issuable upon exercise of Options issued under the Employee Stock Option Plan. His address is c/o the Company, Carrettera de Rubi 22-26, 08190 Sant Cugat del Valles, Barcelona, Spain.

 (8) Includes 35,000 shares of Common Stock issuable upon exercise of Warrants owned by Mr. Gillborg and 57,500 shares issuable upon exercise of Options issued under the Employee Stock Option Plan. His address is c/o the Company, Carrettera de Rubi 22-26, 08190 Sant Cugat del Valles, Barcelona, Spain.

(9) Includes 10,000 shares of Common Stock issuable upon exercise of Warrants owned by Mr. Sanchez and 60,000 shares issuable upon exercise of Options issued under the Employee Stock Option Plan. His address is c/o the Company, Carrettera de Rubi 22-26, 08190 Sant Cugat del Valles, Barcelona, Spain.

(10) Includes 3,000 shares of Common Stock issuable upon exercise of Warrants owned by Mr. Tremont. His address is c/o the Company, Carrettera de Rubi 22-26, 08190 Sant Cugat del Valles, Barcelona, Spain.

(11) Includes 2,500 shares of Common Stock issuable upon exercise of Warrants owned by Mr. Rodebrant. His address is c/o the Company, Carrettera de Rubi 22-26, 08190 Sant Cugat del Valles, Barcelona, Spain.

(12) Includes 7,000,000 shares of Common Stock issuable upon conversion of the outstanding Series A Preferred Stock, 125,000 shares of Common Stock issuable upon exercise of outstanding Warrants and 273,250 shares issuable upon exercise of outstanding Options under the Employee Stock Option Plan.


Section 16(a) Beneficial Ownership Reporting Compliance

     Based solely upon a review of Forms 3 and 5 furnished to the Company covering its 1999 fiscal year filed under Section 16(a) of the Securities Exchange Act of 1934, each of the Company's directors, officers and beneficial owners of more than 10% of the Company's Common Stock who are identified in the table appearing in Item 11 of this Report did not file Form 5 on a timely basis.

     The Board of Directors of the Company recommends that the shareholders vote "FOR" election of the four nominees for director.

                                PROPOSAL NO. 2

              PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF
        INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK
                            AUTHORIZED FOR ISSUANCE


THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE

     The Board of Directors adopted resolutions effective as of May 10, 2000, approving an amendment to the Company's Articles of Incorporation to increase the number of shares of Common Stock, $.001 par value per share, authorized for issuance from 50,000,000 to 100,000,000 (the "Amendment"), and directing that the Amendment be presented to the Shareholders for approval at the Annual Meeting of Shareholders.

     As of May 22, 2000, the Company had ________ shares of Common Stock outstanding. In addition, on such date the Company had approximately ________ shares reserved for issuance, including ________ shares issuable in connection with the 3:1 Common Stock dividend being distributed to shareholders of record on May 30, 2000, ______ million shares of Common Stock reserved for issuance upon conversion of the Series A Preferred Stock, and ___________ reserved for future issuance upon the possible future conversion or exercise of outstanding warrants, options and rights of the Company.

     Management believes it is both necessary and appropriate to increase the number of its authorized shares of Common Stock from 50,000,000 to 100,000,000. Currently, after giving effect to shares reserved for the 3:1 stock dividend effective May __, 2000, the Company does not have sufficient authorized shares to reserve for issuance upon conversion of the 7,000,000 outstanding shares of the Series A Preferred Stock. The increase in authorized shares will also be available for a number of other purposes, including future stock dividends, a source for working capital and capital expenditure financing, and to fund future potential acquisitions and joint ventures.

     Therefore, Management believes it is essential that the Shareholders vote in favor of the proposal to increase the number of authorized shares of Common Stock from 50,000,000 to 100,000,000. Although the Company presently has no plans to utilize all of the increased authorized shares which would be available if the Amendment is approved, Management believes that it is important that the Company have the flexibility to issue additional shares without further authorization from the Shareholders. At present, the Company has no specific plans to utilize any of the increased authorized shares which would be available if the Amendment is approved. If the Amendment is approved by the Shareholders, the Company will not seek further authorization from the Shareholders prior to any issuances of Common Stock, except as may be required by law or applicable rules of the Nasdaq Stock Market.

     The holders of Common Stock have equal rights to dividends when, as and if declared by the Board of Directors and are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon the liquidation, dissolution or winding up of the affairs of the Company. Holders of Common Stock do not have preemptive rights. Holders of Common Stock are entitled to one vote per share on all matters which Shareholders are entitled to vote upon at all meetings of Shareholders.

     The rights of the holders of Common Stock are subject to the rights of holders of Preferred Stock which the Company may issue from time to time. The Company is authorized to issue up to 10,000,000 shares of Preferred Stock, of which 7,000,000 shares, designated as Series A Preferred Stock, were outstanding as of May __, 2000.

     The affirmative vote of the holders of shares representing a majority of the outstanding shares of Common Stock on the record date is required to authorize the Amendment.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION.

MISCELLANEOUS

Independent Certified Public Accountants

     Ernst & Young AB has audited and reported upon the financial statements of the Company for the fiscal year ended December 31, 1999 and has been selected to serve as the Company's independent auditors for the fiscal year ending December 31, 2000. A representative of Ernst & Young AB is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Shareholder Proposals

     Shareholder proposals complying with the applicable rules under the Securities Exchange Act of 1934 intended to be presented at the 2001 Annual Meeting of Shareholders must be received at the offices of the Company by February 1, 2001, to be considered by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Such proposals should be directed to the attention of the Corporate Secretary, Private Media Group, Inc., Carrettera de Rubi 22-26, 08190 Sant Cugat del Valles, Barcelona, Spain.

Other Matters

     Neither the Company no any of the persons named as proxies knows of matters other than those above stated to be voted on at the Annual Meeting. However, if any other matters are properly presented at the meeting, it is the intention of the persons named as proxies to vote in accordance with their judgment on such matters, subject to direction by the Board of Directors.

     The 1999 Annual Report to Shareholders accompanies this Proxy Statement, but is not to be deemed a part of the proxy soliciting material.

WHILE YOU HAVE THE MATTER IN MIND, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY.

$4/NOFOLIO


                           PRIVATE MEDIA GROUP, INC.
                        Carrettera de Rubi 22-26, 08190
                    Sant Cugat del Valles, Barcelona, Spain


       PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 16, 2000
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Berth H. Milton and Alfredo M. Villa, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of Private Media Group, Inc. on Monday, June 21, 2000, at 10:00 a.m. at the Hotel Novotel, Plaza Xavier, s/n, 08190 Sant Cugat, Barcelona, Spain or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

1. ELECTION OF DIRECTORS:
   [ ] FOR all nominees listed below              [ ] WITHHOLD AUTHORITY
       (except as marked to the contrary below).      to vote for all nominees listed below.

       Berth H. Milton, Alfredo M. Villa, Bo Rodebrant, Robert L. Tremont


(Instruction: To withhold authority to vote for any individual nominee, write the nominee's name in the space below.)


________________________________________________________________________________

                        (Continued on the reverse side)

2. APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

     [ ]    FOR            [ ]    AGAINST          [ ]    ABSTAIN

     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THOSE NOMINEES AND THE PROPOSALS LISTED ABOVE.

                                                    DATED:_________________,2000

                                                    Please sign exactly as name
                                                    appears hereon. When shares
                                                    are held by joint tenants,
                                                    both should sign. When
                                                    signing as attorney,
                                                    executor, administrator,
                                                    trustee or guardian, please
                                                    give full title as such. If
                                                    a corporation, please sign
                                                    in full corporate name by
                                                    President or other
                                                    authorized officer. If a
                                                    partnership, please sign in
                                                    partnership name by
                                                    authorized person.

                                                    ____________________________
                                                      Signature



                                                    ____________________________
                                                      Signature if held jointly

                                                    [ ] PLAN  [ ] DO NOT PLAN TO
                                                    ATTEND THE ANNUAL MEETING

Please mark, sign, date and return this proxy card promptly using the enclosed envelope.

                                       2